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                                                                    EXHIBIT 99.1
(IASIS HEALTHCARE(R) LOGO)


INVESTOR CONTACT:                                    NEWS MEDIA CONTACT:
David R. White                                       Tomi Galin
Chairman, President and Chief Executive Officer      Vice-President, Marketing
   or                                                & Communications
W. Carl Whitmer                                      (615) 467-1255
Chief Financial Officer
(615) 844-2747


            IASIS HEALTHCARE(R) CLOSES $100 MILLION PRIVATE PLACEMENT
                          OF SENIOR SUBORDINATED NOTES

FRANKLIN, Tennessee, (June 6, 2003) - IASIS Healthcare(R) Corporation announced today the closing of the previously disclosed private placement of $100 million aggregate principal amount of its 8 1/2% Senior Subordinated Notes due 2009. The Company will use the net proceeds from the sale of the notes to repay existing indebtedness and for working capital and general corporate purposes, including capital expenditures.

         The notes will mature on October 15, 2009, and will pay interest semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on October 15, 2003. The Company may redeem the notes on or after June 15, 2006. In addition, the Company may redeem up to 35% of the aggregate principal amount of the notes before June 15, 2006, with the net proceeds from certain equity offerings. The notes will be general unsecured senior subordinated obligations of the Company and will be subordinated to all of the Company's existing and future senior debt. The Company's obligations under the notes are fully and unconditionally guaranteed on a senior subordinated basis by all of the Company's material subsidiaries, except Health Choice Arizona, Inc.

         In connection with the sale of the notes, the Company amended its bank credit facility. Among other things, the amendment provides for revisions to certain financial covenants, including increasing the Company's capital expenditure limitation in fiscal year 2004 to $165 million.

         The notes were not registered under the Securities Act of 1933, as amended, or applicable state securities laws and were offered only to qualified institutional buyers in reliance on Rule 144A of the Securities Act and outside the United States pursuant to Regulation S under the Securities Act. Unless registered, the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.




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IASIS Closes Private Placement
Page 2
June 6, 2003


         This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. Any offer of the securities will be made only by means of a confidential offering memorandum to qualified institutional buyers and in transactions outside the United States as described above.

         IASIS Healthcare(R) Corporation, located in Franklin, Tenn., is a leading owner and operator of acute care hospitals and develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. Currently, IASIS Healthcare(R) owns or leases 14 hospitals with a total of 2,116 beds in service. These hospitals are located in four regions:
Salt Lake City, UT; Phoenix, AZ; Tampa-St. Petersburg, FL; and three cities in Texas, including San Antonio. IASIS Healthcare(R) also operates three ambulatory surgery centers and a Medicaid managed health plan that currently serves over 60,900 members in Arizona. For more information on IASIS Healthcare(R) Corporation, please visit the Company's website at www.iasishealthcare.com.

         This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Although management believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. The forward-looking statements contained in this press release are subject to risks and uncertainties such as general market conditions, uncertainties relating to the ability of the Company to use effectively the proceeds from the sale of the notes, and those risks, uncertainties and other matters detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, and from time to time in the Company's filings with the Securities and Exchange Commission.

         In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that the Company's objectives and plans will be achieved. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

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